UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) - October 27, 2004
                                                          ----------------

                        PENNFED FINANCIAL SERVICES, INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Maryland                     0-24040                 22-3297339
--------------------------------------------------------------------------------
(State or other jurisdiction of      (Commission            (I.R.S. Employer
 incorporation or organization)      File Number)        Identification Number)


622 Eagle Rock Avenue, West Orange, New Jersey                      07052-2989
--------------------------------------------------------------------------------
(Address of principal executive offices)                            (Zip Code)


Registrant's telephone number, including area code:  (973) 669-7366
                                                    ----------------------------

                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

     On October 27, 2004, PennFed Financial Services, Inc. (the Company) issued the press release attached hereto as Exhibit 99.1 announcing its first quarter results.

     The press release includes non-GAAP financial measures which exclude the effects of a non-recurring charge associated with an environmental liability.

     Management uses these non-GAAP financial measures because it believes these measures facilitate comparisons of the Company's historical financial results.

     These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

 Item 7.01. Regulation FD Disclosure

     On October 27, 2004,  PennFed Financial  Services,  Inc. (the Company) will
hold  its  Annual  Meeting  of   Stockholders.   The  script  of  the  financial
presentation at such meeting is set forth below.

                                         PennFed Financial Services, Inc.
                                                2004 Annual Meeting
                                            Wednesday, October 27, 2004


SLIDE 1 (COVER SLIDE)

SLIDE 2 (DISCLAIMER)

Before we begin, I am required to remind you of our disclaimer on forward-looking statements, which is presented on the screen.

(PAUSE)

I would like to begin this portion of our meeting by discussing our fiscal year that ended June 30, 2004.

And then I'll turn the podium over to our President and Chief Executive Officer, Joseph LaMonica, who will discuss the Company's results for the first quarter of fiscal year 2005 and our plans for the future.

SLIDE 3 (EPS CHART)

As discussed in our fiscal 2004 Form 10-K, PennFed's reported earnings for the year ended June 30, 2004 of $1.67 per diluted share included a non-recurring charge associated with an environmental liability. Exclusive of this non-recurring charge, earnings per share for fiscal 2004 were $1.70 per diluted share.

(PAUSE)

SLIDE 4 (Fiscal 2004)

The challenges faced last fiscal year by PennFed as well as the banking industry in general continued into our fiscal 2004. Those challenges brought results that were, admittedly, not PennFed's best.

(PAUSE)

SLIDE 5A (2004 Challenges)

SLIDE 5B (Challenge #1)

Fiscal 2004 challenges included a low interest rate environment with significantly accelerated loan prepayments, which resulted in compression of net interest margin.

SLIDE 5C (2004 Challenge #2)

Another challenge faced was expense related to PennFed's Employee Stock Ownership Plan - the ESOP. Expense for the year was impacted by $4 million of expense related to our ESOP. This compared to $3.1 million of expense for fiscal 2003 and $2.5 million of expense in fiscal 2002. The majority of the 2004 ESOP expense represents a non-cash valuation adjustment to reflect the appreciation in the value of PennFed stock. After June 2004, when the ESOP shares became fully allocated, the Company ceased recognizing compensation expense related to the ESOP. Modifications to the Bank's existing benefit plans after June 30, 2004 will cost less than 25% of the fiscal 2004 expense level of the ESOP.

SLIDE 5D (2004 Challenge #3)

A third challenge contributing to a demanding year resulted from significantly reduced dividends on our required holdings of Federal Home Loan Bank of New York stock. The FHLB of New York is one of 12 regional Federal Home Loan Banks that provides loans and correspondent services to its members. As a member, Penn Federal is required to purchase and maintain stock in the FHLB of New York. For the full 2004 fiscal year, we recorded dividends of approximately $500,000 compared to $1.3 million in dividends in the prior fiscal year.

The Company has met many similar challenges over the past 63 years ... while still providing conservative management, consistent growth and diligent attention to your investment.

SLIDE 6  (ASSET SIZE)

Despite accelerated loan prepayments, assets were not stagnant and we saw growth. PennFed experienced a 5% growth in assets in fiscal 2004.

At June 30, 2004, assets totaled $1.9 billion. Loans increased 5%, as loan origination levels remained strong.

In the second half of fiscal 2004, loan sales were reduced until the excess cash from prepayments was utilized. As a result, gains on sales of loans were only $759,000 in fiscal year 2004 compared to $1.9 million in fiscal 2003.

Based on asset size, PennFed is one of the three largest publicly traded thrift holding companies headquartered in New Jersey.

SLIDE 7: Always at work for customers.

(PAUSE)

As always, the Company remained hard at work for customers.

In today's world of mega-banks and acquisitions, banks known for a genuine focus on the needs of local customers and communities have become rare. Penn Federal Savings Bank, however, remains dedicated to the type of banking people most prefer - community-focused with attention to practical banking solutions.

SLIDE 7A: Added three new branches

Banking solutions for customers we serve start with a solid branch network. In fiscal year 2004, PennFed expanded our branch network total to 24 with the opening of three new branches. We made it more convenient than ever for customers to bank with us in their own neighborhoods.
                                   ---

SLIDE 7B: Listing of the three new branches

In September 2004, we opened our 4th branch in Newark, which provides the convenience of drive-up service and ample parking for our customers in that part of the city. Next, in February 2004 we opened our Union Township branch on Morris Avenue, representing our first branch in Union County. We feel Union County is an attractive market that is a natural growth opportunity for Penn Federal. Finally, in June 2004, we expanded our service in Suburban Essex County with a new branch on Bloomfield Avenue in West Caldwell. Deposits at these three branches currently total nearly $60 million collectively... and those deposits continue to grow.

SLIDE 7C: Introduced Image Statements

During fiscal year 2004, Penn Federal introduced customers to image statements. After testing the process on employee accounts with positive results and feedback, the image statements were rolled out to all Penn Federal customers. Customer response has been very positive.

SLIDE 7D: Updated PennFSB.com

For many of today's customers, convenient banking means banking online. To enhance the ease of banking with Penn Federal online, we updated our Web site in fiscal 2004.

And, our customers took note. After making several adjustments to enhance the site's user-friendliness, online banking users increased by 30% this year.

SLIDE 7E: Launched online applications for residential mortgages

One significant addition to our online capabilities was the launch of online residential mortgage applications. Giving people the ability to apply for a residential mortgage anytime of the day or night allows Penn Federal to
                     -------            --
capitalize on lending opportunities that might have otherwise been lost. Since rolling out residential online applications a year ago, we've received nearly 350 applications online. In addition to the convenience for our customers, processing online applications provides the Company with greater efficiencies than allowed through the traditional off-line, paper application process.

SLIDE 7F: Introduced online applications for consumer loans

Another fiscal year 2004 web enhancement was PennFed's introduction of online applications for consumer loans. In fact, since offering applications for consumer loans on line, we have received 28% of such applications electronically. This again, allows PennFed to take advantage of new efficiencies.

SLIDE 7G: Offered a free checking account

And finally, Penn Federal responded to a clear market trend toward "free" checking with the introduction of our own no fee checking account. Currently, Penn Federal has approximately 1,500 accounts in its free Checking program.

SLIDE 8: Stock Repurchases

As is a hallmark of PennFed, the Company continued to aggressively manage capital throughout the fiscal year.

One mechanism we use to manage capital is stock repurchase. As you know, on February 1, 1995, just seven months after the completion of PennFed's initial
                       -----
public offering, we announced our first stock repurchase program. Some of the statistics on our stock repurchases are up on the screen.

In fiscal year 2004, PennFed repurchased nearly 400,000 shares at an average price of approximately $32.50, including those bought under our 16th repurchase
                                                                ----
program.

PennFed has always believed in the value of its stock and the use of stock repurchase as a capital management tool. To date, the Company has repurchased approximately 6.6 million shares - more than half of the 11.9 million shares originally issued - at a per share average of just under $15.

As you know, in addition to availability of stock in the market, stock repurchases are subject to Securities and Exchange Commission regulatory rules that are intended to prevent market manipulation. The rules on repurchases were changed by the SEC in December 2003. Under the amended rules, our repurchase activity is now subject to a 25% limit of our average daily trading volume for the prior four-week period.

Based on our trading volume, PFSB has traded, on average, about 10,000 to 12,000 shares a day - equating to a limit of 2,500 to 3,000 shares we can repurchase a day. The amended rules do allow a single block repurchase per week of any size - in lieu of making any other regular purchases.

Of course, we will continually monitor the average trading daily volume of PFSB. In addition, we will continue to analyze the benefits of stock repurchase programs and will buy shares in the marketplace to the extent regulations and intelligent business strategy allow us to do so.

Now, let me turn the podium over to Mr. LaMonica, who will report on our first quarter results for Fiscal 2005 as well as what our future holds.

Joe...

SLIDE 9 (FISCAL 2005, Q1 Results - COVER SLIDE)

Thank you Bill.

And, thank you all for joining us today for what is our 11th annual meeting.

First off, we are seeing signs of improvement in regard to the challenges we faced in fiscal year 2004 and, in some cases, prior to fiscal year 2004.

SLIDE 10 (QUARTERLY EPS)

As noted in a press release issued this morning, after adjusting for the previously declared 2 for 1 stock split, earnings for the 3 months ended September 30, 2004 are 27 cents per diluted share, a 17 percent increase from the September 2003 quarter and a 6 cents, or 29 percent increase from the quarter ended June 2004, before non-recurring charges.

SLIDE 11: QUARTERLY NET INTEREST MARGIN

Margin also improved from prior quarters. A slowdown in loan prepayments, growth in the loan portfolio and the repricing of certain deposits and other borrowings contributed to the increase.

SLIDE 12: ASSET GROWTH

Assets grew slightly more than 3% for the quarter, which, on an annualized basis equates to more than 13% of growth.

SLIDE 13: LOAN GROWTH

The asset growth was attributable to a 5% growth in the net loan portfolio. Annualizing the growth in loans for the quarter results in 21% growth for a twelve-month period.

SLIDE 14: ASSET QUALITY

As you've heard me mention many times before, we continue to be recognized for our exceptional asset quality. As of September 30, 2004, non-performing assets totaled only $2.1 million, or 11 basis points of total assets.

SLIDE 15: 2005 Outlook and Beyond (COVER SLIDE)

Penn Federal remains dedicated to community-focused banking with focused attention to practical banking solutions.

More specifically, this means empowering employees to build strong relationships with their customers - relationships that are essential to market growth and sustained profitability. This is achieved through personalized service, local decision making, and a full line of financial products and services for both retail and business customers. In short, we work closely with our customers where they are - on the internet, in our branches, or at their place of business
- to solve problems, resolve issues and meet an array of banking needs with practical solutions.

SLIDE 16: 2005 Outlook and Beyond

Our outlook for fiscal year 2005 includes several specific "givens" that we expect will contribute to a promising year - a year during which we expect to reach a milestone of $2 billion in assets.

SLIDE 16A: ESOP complete

First, we know that our ESOP expense is complete. A replacement benefit will be given to our employees that is basically an increase on the 401(k) match, costing less than 25% of what the ESOP cost the Company in fiscal year 2004.

SLIDE 16B: Satisfactory rating on CRA exam

Our primary regulator recently informed us that, as a result of their Community Reinvestment Act examination of the Company, we have maintained our satisfactory rating

SLIDE 16C: Loan sales re-instituted

While at a reduced rate due to the higher interest rate environment, sales of longer term, fixed rate residential mortgage loans have been re-instituted.

SLIDE 17: Branch map (before)

We continue to evaluate the convenience of our branches and, in fact, of our entire branch network. Our on-going analysis includes an examination of new markets that may be a smart fit for Penn Federal and that promise growth.

SLIDE 17A: Branch map (after)

Towards that end, the Company has signed agreements for two new supermarket branches in Aberdeen and Brick, New Jersey.

SLIDE 18A: Two new supermarket branches

SLIDE 18B: Marketing efforts

To communicate the advantages of banking with Penn Federal, the Company has "stepped-up" its marketing efforts and will continue to explore alternative marketing endeavors in the future. This past year we introduced radio advertising as well as the use of billboard and bus wraps in addition to traditional newspaper advertising.

SLIDE 19: 2005 Outlook

We know that we will have reduced reliance on borrowings from the Federal Home Loan Bank of New York in fiscal year 2005, and that our core deposit premium will become fully amortized by March 2005.

At the same time, we know that the regulatory burden and associated expenses will continue. This includes compliance with Sarbanes-Oxley, FASB, Privacy, Patriot Act, and CIP.

And, we know that we will continue to work to enhance the appeal of PennFed's stock, often through stock repurchases. To increase the market liquidity for the purpose of enhancing the security's appeal, a 2-for-1 stock split was declared in September in the form of a 100% stock dividend, payable on October 29, 2004. Generally, under the terms of this split in the form of a stock dividend, PennFed's stockholders will receive a dividend of 1 share for every share held.

One final comment I want to mention is a change in PennFed's accounting firm. I thank Deloitte & Touche for its many years as our independent auditors. While there have been no disagreements with D&T, it is time to move to an accounting firm with more community banking experience. I now welcome KPMG on board. KPMG has a large number of local community banks and thrifts in our marketplace. It is our hope that we can leverage their experience for continued solid results.

(PAUSE)

And now, let me turn this presentation back over to our chairman...

SLIDE 20: 10 years as publicly traded company

In July, PennFed observed its 10th year as a publicly traded company. And, our success through Penn Federal Savings Bank over the last 10 years has been significant - eight new branches, assets growing from $680 million to $1.9 billion and a continued focus on building and strengthening the communities where we do business. Our success has made us a role model for the best in local community banking.

Now, as we generally do at this point in the financial presentation, I'd like to review with you the Company's stock performance.

SLIDE 21: Stock Growth Slide

PennFed's consistent growth is attributed to conservative management, a knowledgeable Board of Directors with stable membership, and close attention to spending and to the bottom line. Our approach to business has consistently strengthened our stock price and, we believe, will continue to do so.

PennFed's stock price has increased over 100% since June 2000. And, looking at the last three years, PennFed's stock outperformed the Nasdaq Bank index, the S&P 500, the S&P Bank index, and a composite group of stocks. This composite group represents publicly traded thrifts in the mid-Atlantic region with assets of 1 to 3.5 billion dollars.

SLIDE 22 (10 YRS EPS)

PennFed continues to be profitable. Since going public, our compounded growth rate in EPS over the ten-year period is over 13 1/2% annually.

Clearly, PennFed has generated consistent, solid returns. Under this Board of Directors and Management team, PennFed will remain a safe and secure company, both worthy and protective of your investment and trust.

SLIDE 23 (CLOSING SLIDE)

As a closing to this presentation, I am pleased to announce the declaration of our quarterly dividend. After adjusting for the stock split, PennFed stockholders of record as of November 12, 2004 will be paid a cash dividend of $0.05 per share on November 26, 2004. And, let me assure you, the Company's dividend policy continues to be reviewed on a regular basis.

ANSWER QUESTIONS

At this time we will take your questions. If you would - please state your name and affiliation.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            PENNFED FINANCIAL SERVICES, INC.



Date: October 27, 2004                      By: /s/ Joseph L. LaMonica
                                               -----------------------
                                               Joseph L. LaMonica
                                               President and Chief
                                               Executive Officer